EXHIBIT 99.1

Wheels Labs, Inc.

Consolidated Financial Statements

December 31, 2021 and 2020

INDEPENDENT AUDITORS’ REPORT
Baker Tilly US, LLP
11150 Santa Monica Blvd; Ste 600
Los Angeles, CA 90025
United States of America

T: +1 (310) 826-4474
F: +1 (310) 826-9188

bakertilly.com

To the Stockholders of

Wheels Labs, Inc.

Opinion

We have audited the consolidated financial statements of Wheels Labs, Inc. (the “Company”), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the consolidated financial statements).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, negative cash flows from operations and has an accumulated deficit that raises substantial doubt about the Company’s ability to continue as going concern. Management’s evaluation of the events and conditions and management plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

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In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

BAKER TILLY US, LLP

/s/ Baker Tilly US, LLP

Los Angeles, California

July 26, 2022

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WHEELS LABS, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2021 and 2020

	2021	2020
ASSETS
Current assets
Cash and equivalents	$4,777,008	$3,629,271
Spare Parts Inventory	947,132	1,060,522
Prepaid expenses and other assets	1,657,223	1,140,213
Other receivables	202,401	1,195,401
Total current assets	7,583,764	7,025,407

Vehicles, net	9,179,149	13,349,340

Total assets	$16,762,913	$20,374,747

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade payables	$1,461,065	$1,596,394
Accrued expenses and other current liabilities	2,914,318	2,484,669
Sales tax payable	2,106,194	1,522,869
Deferred revenue	454,186	251,046
Notes payable - current portion	2,872,962	3,393,310
Total current liabilities	9,808,725	9,248,288

Notes payable - long term portion	1,326,438	2,809,094
Paycheck protection program loan	5,033,000	—
Total liabilities	16,168,163	12,057,382

Stockholders' Equity
Convertible Preferred Stock, $0.00001 par value, 47,383,709 shares authorized, 44,389,805 shares issued and outstanding	445	82
Common stock, $0.00001 par value, 64,700,000 shares authorized, 4,369,235 shares issued and outstanding	43	42
Additional paid-in capital	121,815,165	97,152,246
Notes receivable	(136,181)	(136,181)
Accumulated other comprehensive income	39,066	56,870
Accumulated deficit	(121,123,788)	(88,755,694)
Total Stockholders' Equity	594,750	8,317,365

Total liabilities and Stockholders' Equity	$16,762,913	$20,374,747

The accompanying notes are an integral part of these consolidated financial statements.

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WHEELS LABS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Years Ended December 31, 2021 and 2020

	2021	2020
Revenues:
Shared rides	$8,845,284	$6,534,134
Long-term rentals	2,037,084	1,420,247
Discounts and allowances	(1,128,269)	(954,906)
Net Revenues	9,754,099	6,999,475
Cost of revenues, exclusive of depreciation	13,471,549	12,879,817
Depreciation on vehicles	9,854,159	9,701,557
Gross margin	(13,571,609)	(15,581,899)
Operating expenses:
Operations and support	615,052	1,107,504
Research and development	257,636	1,578,256
Selling and marketing	353,657	342,836
General and administrative	16,715,662	18,459,769
Total operating expenses	17,942,007	21,488,365
Loss from operations	(31,513,616)	(37,070,265)
Other income (expense)
Interest income	561	157,103
Interest expense	(941,189)	(983,646)
Customs duty reimbursement and employee
retention credits	—	1,304,306
Other, net	87,314	3,679
Other income (expense), net	(853,314)	481,443
Loss before provision for income taxes	(32,366,930)	(36,588,821)
Provision for income taxes	1,164	6,094
Net loss	(32,368,094)	(36,594,915)
Other comprehensive income (loss)
Foreign currency translation adjustment	(17,804)	66,710
Other comprehensive income (loss)		66,710
Comprehensive loss	$(32,385,898)	$(36,528,205)

Net loss per share attributable to common stockholders	$(0.75)	$(2.95)
Shares used in computation of net loss per share attributable to common stockholders	42,778,035	12,375,444

The accompanying notes are an integral part of these consolidated financial statements.

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WHEELS LABS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2021 and 2020

	Convertible Preferred Stock				Common Stock
	Convertible Preferred Stock Total		Class A		Class B		Common		Common Stock Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Notes receivable	Total Stockholders' Equity
Balance at January 1, 2020	8,076,494	$81	539,313	$5	3,699,490	$37	—	$—	4,238,803	$42	$94,223,471	$(52,160,779)	$(9,840)	$(454,387)	$41,598,588
Issuance of Series A Convertible Preferred Stock	137,510	1	—	—	—	—	—	—	—	—	2,499,999	—	—	—	2,500,000
Cancellation of notes receivable issued for purchase of common stock	—	—	(102,839)	(1)	—	—	—	—	(102,839)	(1)	(318,205)	—	—	318,206	—
Exercise of stock options	—	—	11,987	—	—	—	—	—	11,987	—	15,712	—	—	—	15,712
Common stock issued in exchange for services	—	—	85,610	1	—	—	—	—	85,610	1	120,397	—	—	—	120,398
Stock Compensation Expense	—	—	—	—	—	—	—	—	—	—	610,872	—	—	—	610,872
Foreign Currency Translation Adjustment	—	—	—	—	—	—	—	—	—	—	—	—	66,710	—	66,710
Net loss	—	—	—	—	—	—	—	—	—	—	—	(36,594,915)	—	—	(36,594,915)
Balance at December 31, 2020	8,214,004	82	534,071	5	3,699,490	37	—	—	4,233,561	42	97,152,246	(88,755,694)	56,870	(136,181)	8,317,365
Issuance of Series A-1 Preferred Stock, net of issuance costs of $321,247	12,799,483	128	—	—	—	—	—	—	—	—	22,277,405	—	—	—	22,277,533
Effect of conversion of shares in connection with plan of Reorganization	23,215,959	233	(534,071)	(5)	(3,699,490)	(37)	4,355,505	43	121,944	1	(234)	—	—	—	—
Issuance of warrants to lender	—	—	—	—	—	—	—	—	—	—	424,708	—	—	—	424,708
Exercise of warrants	160,359	2	—	—	—	—	—	—	—	—	14	—	—	—	16
Exercise of stock options	—	—	—	—	—	—	13,730	—	13,730	—	23,112	—	—	—	23,112
Stock Compensation Expense	—	—	—	—	—	—	—	—	—	—	1,937,914	—	—	—	1,937,914
Foreign Currency Translation Adjustment	—	—	—	—	—	—	—	—	—	—	—	—	(17,804)	—	(17,804)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(32,368,094)	—	—	(32,368,094)
Balance at December 31, 2021	44,389,805	$445	—	$—	—	$—	4,369,235	$43	4,369,235	$43	$121,815,165	$(121,123,788)	$39,066	$(136,181)	$594,750

The accompanying notes are an integral part of these consolidated financial statements.

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WHEELS LABS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities
Net loss	$(32,368,094)	$(36,594,915)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation on vehicles	9,854,159	9,701,557
Impairment of goodwill	—	581,771
Stock compensation expense	1,937,914	610,872
Fair value of common stock issued in exchange for services	—	120,398
Fair value of warrants issued to lender	424,708	—
Change in operating assets and liabilities:
Spare parts inventory	113,390	(419,994)
Prepaid expenses and other assets	(517,010)	533,825
Other receivables	993,000	(1,161,629)
Trade payables	(135,329)	(492,571)
Accrued expenses and other current liabilities	417,494	1,065,119
Deferred revenue	203,140	172,705
Sales tax payable	583,325	712,315
Net cash used in operating activities	(18,493,303)	(25,170,547)
Cash flows from investing activities
Purchases of vehicles	(5,683,968)	(6,062,997)
Net cash used in investing activities	(5,683,968)	(6,062,997)
Cash flows from financing activities
Proceeds from Paycheck Protection Program Loan	5,033,000	—
Repayment of notes payable	(2,003,004)	(2,722,917)
Proceeds from sale of convertible preferred stock	22,277,533	2,500,000
Proceeds from exercise of warrants	16	—
Proceeds from exercise of stock options	23,112	15,712
Net cash provided (used in) financing activities	25,330,657	(207,205)

Effect of rate changes on cash	(5,649)	57,965

Net increase (decrease) in cash	1,147,737	(31,382,784)
Cash and equivalents
Beginning of year	3,629,271	35,012,055
End of year	$4,777,008	$3,629,271

Non-cash investing and financing activities:
Cancellation of notes receivable for purchase of common stock	$—	$318,206
Supplemental disclosures of cash flow information
Interest paid	$760,401	$1,004,983
Income taxes paid	$800	$800

The accompanying notes are an integral part of these consolidated financial statements.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

1.       BUSINESS AND OPERATIONS

Wheels Labs, Inc. (“Wheels,” “the Company,” “our”, and “we”) was incorporated in Delaware in August 2018 and is headquartered in California. Wheels is a micromobility company engaged in delivered electric transportation solutions for short distances. The Company partners with cities, universities, and private parties to bring lightweight Vehicles (“battery-powered bikes/scooters”) to residents and visitors in an effort to replace car trips by providing an alternative sustainable transportation option.

Risks and Uncertainties

For the years ended December 31, 2021 and 2020, the Company reported losses from operations totaling $31,513,616 and $37,070,264 respectively, and at December 31, 2021, the Company had an accumulated deficit of $121,123,788. For the years ended December 31, 2021 and 2020, net cash used in operating activities was $18,493,303 and $25,170,547, respectively, and as of December 31, 2021 the Company had cash and equivalents totaling $4,777,008 and a working capital deficit of $2,224,961.

Additionally, the COVID-19 pandemic, declared by the World Health Organization in March 2020, continues to disrupt international and U.S. economies and markets, including the Company’s operations. The COVID-19 pandemic has created challenging and unprecedented conditions for the Company’s businesses and has negatively impacted the global economy, disrupted global supply chains, and created significant volatility and disruption of financial markets. Further, many state and local governments have issued Stay-at-Home orders which impacted The Company’s business during 2020. Such impacts included altered and reduced usage patterns for the Company’s Vehicles, delays in potential new business opportunities, and disruptions in the Company’s supply chain. While the Company believes it is well positioned and prepared to successfully navigate the crisis and the eventual return to a more normal operating environment, the long-term effects of the pandemic on customer demand and business operations is uncertain.

The combination of the above factors raises substantial doubt about the Company’s ability to continue as a going concern under the framework of Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 205.

Subsequent to December 31, 2021, the Company completed a Series A-1 financing and a convertible notes offering (See Note 15. Subsequent Events). In addition, Management plans to seek additional sources of financing and/or to renegotiate the terms for repayment of its existing debt with its primary lender. While management believes it will have access to financing sources, including potential additional financing from new and existing investors and lending partners, no assurance can be given that such additional sources of financing will be available on acceptable terms or within the timeframe needed.

The failure to obtain additional equity or debt financing and/or renegotiate the terms of existing debt arrangements could have a material adverse effect on the Company’s business, results of operations, future cash flows and financial condition.

Basis of Presentation

The accompanying financial statements have been presented on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (GAAP).

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The Consolidated financial statements include the accounts of Wheels Labs, Inc. and its wholly–owned US and international subsidiaries. All significant intercompany transactions and amounts have been eliminated in consolidation. The functional currency is U.S. dollars, and the consolidated financial statements are reported in U.S. dollars.

Foreign Currency Translations and Transactions

The functional currency of the Company’s foreign operations generally is the applicable local currency for each foreign subsidiary. Assets and liabilities of foreign subsidiaries are translated into U.S. Dollars at the exchange rate in effect on the balance sheet dates. Net loss and cash flows of foreign subsidiaries are translated at the average exchange rate during the period. Translation gains or losses are included as a component of accumulated other comprehensive income

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the reported amounts of revenues and expenses during the reporting period, and the disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, which are subject to significant judgment including those related to: (i) revenue recognition, (ii) valuation of equity securities, (iii) income taxes, (iv) stock–based compensation, (v) useful lives associated with Vehicles and batteries, and (vi) loss contingencies. Actual results could differ from these estimates.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASC 842, Leases, which requires lessees to recognize a right–of–use asset representing the lessee's right to use or control the use of the given asset assumed under the lease and a liability associated with the obligation to make payments under the terms of the agreement.

FASB ASC 842 also requires additional quantitative and qualitative disclosures to help investors and other financial statement users assess the amount and timing of cash flows arising from leases. In June of 2020, FASB issued Accounting Standards Update (ASU) No. 2020–05, which delayed the effective date of the new standard for non–public business entities for annual periods beginning after December 15, 2021. Early adoption is permitted. The Company does not believe adoption of the new accounting standard will have a material impact on its consolidated financial statements, information technology systems, processes, and internal controls.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2019, the Financial Accounting Standards Board issued Accounting Standard Update (ASU) No. 2019–12, Income Taxes (Topic 740), which has the dual objective of simplifying the accounting for income taxes, while maintaining or improving the usefulness of the information provided to users of financial statements. This update is effective for annual periods in 2022 for non–public entities, with early adoption permitted. The Company does not believe adoption of the new ASU will have a material impact on its consolidated financial statements.

Cash and Equivalents

The Company considers all highly liquid investments with original maturities of three months or less, on the date purchased, to be cash equivalents. In the normal course of business, the Company maintains checking and savings account balances in excess of the Federal Deposit Insurance Corporation’s (FDIC) insurance limits.

Spare Parts Inventory

Spare Part Inventory are stated at cost and consist primarily of items used for the repair and maintenance of the Company’s Vehicles.

Vehicles, net

Vehicles are used within the Company’s shared ride and long–term rental businesses. The capitalized costs of Vehicles include the cost of bikes/scooters, batteries, integration costs, and freight from manufacturers and any customs or duties incurred. Depreciation on Vehicles is computed using the straight–line method over an estimated useful life of three years. Expenditures for repair and maintenance costs are expensed as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts, and any gain or loss is reflected in the Company’s Consolidated Statements of Operations.

Leases and Deferred Rent

The Company leases its facilities under operating leases. The Company’s leases generally contain escalating payments over the lease term. Rent expense is recognized on a straight–line basis over the term of the lease. Accordingly, the Company records the difference between cash rent payments and the recognition of rent expenses as a deferred rent liabilities within accrued expenses and other current liabilities in the consolidated balance sheets.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill

Goodwill results from business combinations and represents the excess of the purchase price over the fair value of net assets acquired.

In accordance with FASB issued Accounting Standards Update (“ASU”) 2014–12, the Company has elected to amortize goodwill on a straight–line basis over a period of ten years. Goodwill is reviewed for impairment whenever events and circumstances indicate the carrying value may not be recoverable and exceed its fair value. The Company assesses qualitative factors to determine whether it is more likely than not that goodwill is impaired as a basis for determining whether it is necessary to perform a quantitative impairment test. If an impairment loss exists, the carrying amount of the goodwill is adjusted to a new cost basis. The new cost basis is amortized over the remaining useful life of the asset.

Tests for impairment or recoverability require significant management judgment, and future events affecting cash flows and market conditions could adversely impact the valuation of these assets and result in impairment losses. The recorded value of Goodwill in the amount of $581,771 was fully impaired and an impairment loss was recorded during the year ended December 31, 2020.

Fair Value of Financial Instruments

The carrying amounts of the Company’s consolidated financial instruments, including cash and equivalents, trade payables, and accrued expenses and other current liabilities approximate fair value due to their relatively short maturities, and market interest rates, if applicable.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of ride usage on its Vehicles occurs and/or the term of the period subscription has lapsed.

Shared Ride Revenue

The Company allows users to participate in the Company’s vehicle sharing program through its technology platform, the Wheels mobile application (“Wheels App”). To use one of the Company’s Vehicles, the user contracts with the Company and pays for the ride from its preloaded wallet balance, or on a per–ride basis. Customers use the Wheels App to access and conclude a trip on the Company’s Vehicles. The Company is responsible for providing access to the Vehicles over the user’s desired period of use.

These transactions fall within the definition of a lease which is defined as a contract by which one party conveys land, property, or services to another for a specified time, in exchange for a payment. As such, the Company’s performance obligation is met upon the completion of the use of the asset or when the ride has ended. The Company accounts for Shared Ride revenues in accordance with ASC 840, Leases and records revenue upon completion of each ride.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long–term Rental Revenue

The Company also allows users to lease its Vehicles and assorted equipment for extended periods of up to one year by registering via the Company website. Users accept the terms of use on the Company’s website and initiate payment and, in exchange the Company processes the rental order. Similar to Shared Ride Revenue, these transaction fall within the definition of a lease. Revenue under Long–term Rental arrangements is deferred until the delivery obligation of the Vehicles is performed and the rental period has commenced, at which time revenue is recognized on a straight–line basis over the term of the underlying Long–term Rental agreement pursuant to ASC 840, Leases.

Deferred Revenue

Deferred revenue primarily consists of prepaid package payments made by customers which can be utilized at a later date from our Shared Ride segment. Deferred revenue also includes prepayments made by customers related to vehicle rentals for periods longer than one ride. Long–term rentals are available to customers on a period–by–period basis, e.g., month by month basis. Prepayments are initially recorded as Deferred Revenue and subsequently recognized ratably over the term of the subscription. The Company has elected to use the practical expedient that allows the Company to expense the costs incurred to obtain a contract when the amortization period is less than one year.

Discounts and allowances

The Company’s discounts and allowances consist of costs associated with payments returned to individual users that arise out of disputes and discounts associated with prepaid purchases. The Company reviews these disputes and remits the proper amounts to users once it has determined that the disputed amounts have merit.

Cost of Revenue, exclusive of Depreciation

The Company’s Cost of Revenue, exclusive of depreciation, consists of costs associated with getting the Company’s Vehicles ready for use by its customers and deployed to our locations of operations. These costs consist of expenditures associated with warehouse crews, mechanics, transporters, data processing fees, warehouse utilities, equipment and supplies, rent and storage, and other direct operating expenses.

Research and Development

Costs incurred in connection with the research and development of the Company’s products is expensed as incurred. Research and development costs, include direct and allocated expenses.

General and Administrative Expenses

General and administrative expenses represent costs incurred in managing the Company’s business. Such costs include Corporate personnel salaries and benefits, legal costs, corporate facilities rent, shipping costs, digital expenses, software costs, taxes, and other miscellaneous administrative expenses.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes under the provisions of Accounting Standards Codification (“ASC”) Topic 740–10. Under ASC Topic 740–10, deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, the Company is required to assess differences between the tax basis of the Company’s assets and liabilities and the amounts reported in the consolidated financial statements using the tax rates that are expected to be in effect when the resulting deferred tax asset or liability is expected to be settled or realized. An allowance is provided to reduce net deferred tax assets to the amount that management believes will, more likely than not, be recovered.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two–step process in which (1) the Company determines whether it is more likely than not that the tax positions would be sustained on the basis of technical merits of the position and (2) for those tax positions that meet the more–likely–than–not recognition threshold, the Company recognizes the largest amount of the tax benefit or liability that is more than 50% likely to be realized upon ultimate settlement to the related tax authority.

Stock–based Compensation

The Company recognizes all equity classified stock–based grants to employees and nonemployees based on the grant date fair value of the award. This grant date fair value is recognized as compensation cost over the period during which the employee or nonemployee is required to provide service in exchange for the award. The fair value of the common stock on grant date has been determined by the Board, assisted by an independent appraisal, at each stock option measurement date. The Company’s policy is to issue shares, which have been previously authorized by the Board, upon the exercise of awards. The Company issues service–based awards, that generally vest at the rate of 25% on the one–year anniversary of the vesting commencement date and ratably thereafter over the next 36 months.

The fair value of stock options that vest solely based on a service condition is determined by the Black–Scholes–Merton Option (“BSM”) pricing model on the date of the grant. This valuation model for stock–based compensation expense requires the Company to make assumptions and judgement about the variables used in the BSM model, including the deemed fair value of common stock, expected term, expected volatility, risk free interest rate, and dividend yield. As the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post–vesting employment termination behavior, the Company determines the expected term based on the remaining contractual life of the stock options are expected to remain outstanding.

The fair value of the Common Stock underlying the stock option awards was determined by the Board of Directors. Given the absence of a public trading market, the Board of Directors considered numerous objective and subjective factors to determine the fair value of our Common Stock at each meeting at which awards were approved.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Loss Per Share Attributable to Common Stockholders

The Company follows the two-class method when computing net loss per common share when shares are issued that meet the definition of participating securities. The two-class method determines net income (loss) per common share for each class of common stock and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company’s redeemable convertible preferred stock contractually entitles the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in the Company’s losses.

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period. The diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period. For periods in which the Company reports net losses, diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

3.       PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets consist of the following at December 31:

	2021	2020

Insurance	$154,830	$413,227
Deposits and rent	372,630	321,308
Permits and licensees	129,007	282,906
Software	64,430	27,290
Vehicle deposits	760,796	—
Legal	71,635	3,925
Other	103,895	91,557

Prepaid expenses and other assets	$1,657,223	$1,140,213

4.       NOTES RECEIVABLE

The Company has accepted notes receivable of $136,181 as of December 31, 2021 and 2020 from certain employees in connection with the exercise and purchase of common stock. The notes are due seven years following the date of issuance, bear interest at an annual rate of approximate 2%. The notes are collateralized by the underlying shares of common stock and accordingly have been classified as a component of stockholders’ equity.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

5.       VEHICLES, NET

Vehicles, net consists of the following at December 31:

	2021	2020

Battery-powered vehicles	$18,564,265	$15,425,620
Batteries	3,549,523	3,888,544
Vehicles at cost	22,113,788	19,314,164
Less: accumulated depreciation	(12,934,639)	(5,964,824)

Vehicles, net	$9,179,149	$13,349,340

Depreciation expense for the years ended December 31, 2021, and 2020, was $9,854,159 and $9,701,557, respectively.

6.       ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following at December 31:

	2021	2020

Compensation and related	$4,74,782	$416,136
Deferred rent	24,207	480,835
Insurance, permits and fees	134,725	350,000
Legal	1,927,646	1,165,000
Accrued interest	149,474	65,054
Other	203,484	7,644

Accrued expenses and other current liabilities	$2,914,318	$2,484,669

7.       OTHER INCOME, NET

Customs Duties Reimbursements

The US government–imposed Section 301 tariffs (the “Customs Duties”) on certain goods imported from China to the United States, including Wheels Vehicles. The Company paid the required Customs Duties for the import of its Vehicles into the United States and the amounts were capitalized as part of the associated costs of the Vehicles. Subsequently, the Company determined that its Vehicles were exempt from Custom Duties and applied for a refund in the amount of $2,600,000, which was approved by the taxing authority. Accordingly, the Company reversed a portion of the previously recorded value of the underlying assets and related depreciation expense, which resulted in the recognition of a gain in the amount of $685,000 that is included in the Company’s consolidated statement of operations for the year ended December 31, 2020. At December 31, 2020, approximately $1,000,000 of the Custom Duties refund was included in other receivables and subsequently collected in January 2021.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

7.       OTHER INCOME, NET (continued)

Government COVID–19 Credit

In March 2020 the US government signed into law the Coronavirus Aid, Relief, and Economic Security Act, also known as CARES Act (“the Act”). The Employee Retention Credit is a refundable tax credit equal to 50% of the qualified wages paid to employees between March 12, 2020 and January 1, 2021. The Company received an Employment Retention Credit of approximately $696,000. The amount was reflected in Other Income during the year ended December 31, 2020.

8.       NOTES PAYABLE

In February 2019, the Company entered into a new loan and security agreement with a new lending partner under which it borrowed $10,000,000. Under the terms of the agreement, the Company is required to make monthly interest–only payments through February 2020. Thereafter, the agreement provides for monthly payments of principal and interest of approximately $346,755 through August 2022. Borrowings are collateralized by substantially all assets of the Company and bear interest at the rate of 12.5% per annum. In connection with the new loan and security agreement, the Company issued warrants to purchase 84,670 shares of Series A-1 Preferred Stock at $11.22 per share. In connection with the Series A-1 Preferred Stock Financing (See Note 10. Stockholders’ Equity), the original warrant was exchanged for a new warrant to purchase 538,688 shares of Series A-1 Preferred Stock at $1.76 per share.

In September 2021, the Company renegotiated the payment terms associated with its loan and security agreement, which had the effect of (i) temporarily deferring scheduled principal and interest payments (ii) reducing the annual interest rate from 12.5% to 12.0% per annum, and (iii) extending the term of the loan from August 2022 to June 2023. As consideration for agreeing to the new payment terms, the Company issued to its lending partner warrants to purchase 294,936 shares of Series A-1 Preferred Stock at $1.76 per share. All of the warrants are immediately vested and expire on July 31, 2031. As of December 31, 2021, none of the warrants had been exercised. The fair value of the warrants has been recorded as deferred financing costs and is being amortized over the terms of the underlying loan agreements. The fair value was calculated using the Black–Sholes Merton pricing model with the following assumptions: dividend yield of 0%, expected volatility of approximately 80%, risk–free interest rate of 2.31% and expected life of 10.0 years. At December 31, 2021, the unamortized portion of the deferred financing costs totaled $243,920. For the years ended December 31, 2021 and 2020, outstanding borrowings, net of unamortized discounts, totaled $4,199,400 and $6,202,404, respectively.

Future minimum debt service payments, by year, are as follows:

Years ended December 31:
2022	$2,872,962
2023	1,570,358
Total notes payable	4,443,320
Deferred financing sots	(243,920)
Less: current portion	(2,872,962

Notes payable long-term portion	$1,326,438

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

9.       PAYCHECK PROTECTION PROGRAM LOAN

In February 2021 and April 2021, the Company received loan proceeds in the aggregate amount of $5,033,000 under the Paycheck Protection Program (“PPP”) which was established as part of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act and is administered through the Small Business Administration (“SBA”). The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty-four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent, and utilities. The loans have five year terms, bear interest at the rate of 1% per annum, and all outstanding principal and interest is due on February 2026 and April 2026, respectively, subject to any portion of the loans which may be forgiven.

The Company submitted its forgiveness applications with the SBA in June 2022 and expects that approximately 95% of the outstanding principal, plus accrued interest, will be eligible for forgiveness.

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

10.       STOCKHOLDERS’ EQUITY

The Company’s capital stock consists of Common stock and Convertible Preferred stock. The Company’s Fifth Amended and Restated Certificate of Incorporation authorizes 64,700,000 shares of Common stock and 47,383,709 shares of Preferred Stock, which may be issued in one or more series.

In March 2021, the Company’s Board of Directors approved a Series A–1 Preferred Stock financing and plan of reorganization, under which the Company issued 12,799,483 shares of its Series A–1 Preferred Stock to new and existing investors in a series of closings occurring between March 2021 and October 2021. The financing yielded total proceeds to the Company of $22,277,533, net of issuance costs of $321,247.

In connection with the Series A–1 Preferred Stock financing, all previously outstanding shares of the Company’s Preferred Stock and warrants to purchase Preferred Stock were converted into new series of Preferred Stock at the following conversion ratios. In addition, all shares of previously issued Class A and Class B Common Stock were converted into a single series of Common Stock at a 1.00 to 1.00 ratio.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

10.       STOCKHOLDERS’ EQUITY (continued)

Old Series	Conversion Rate	New Series

Series A Preferred Stock	5.34	Series A-1-5
Series Seed Prime Preferred Stock	4.14	Series A-1-4
Series SAFE Preferred Stock	3.10	Series A-1-3
Series Seed Preferred Stock	2.40	Series A-1-2
Founder Preferred Stock	1.00	Series A-1-1
Common Stock	1.00	Common Stock

Shares held by the holders of Preferred Stock who chose not to exercise their full pro rata rights and participate in the Series A-1 Preferred Stock financing were converted into shares of Common Stock at a 10:1 exchange ratio

At December 31, 2021, the authorized and issued shares of the Company’s capital stock was as follows:

	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference

Common Stock	64,700,000	4,369,235	$—
Totals	64,700,000	4,369,235	$—

Series A-1-5 Preferred Stock	18,625,185	18,625,185	63,422,554
Series A-1-4 Preferred Stock	13,000,000	10,359,938	28,066,978
Series A-1-3 Preferred Stock	1,173,269	1,129,815	2,599,912
Series A-1-2 Preferred Stock	1,485,254	1,485,254	3,099,998
Series A-1-1 Preferred Stock	1	—	—
Series A-1 Preferred Stock	13,100,000	12,789,613	22,554,969
Totals	47,383,709	44,389,805	$119,744,411

Common Stock

The holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors. To date, no dividends have been declared.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

10.       STOCKHOLDERS’ EQUITY (continued)

Preferred Stock

The rights, privileges and preferences of the outstanding Preferred Stock are as follows:

Conversion Rights. Each share of Preferred Stock is convertible at the option of the holder, subject to certain anti–dilution and other adjustments, into the number of shares of Common Stock determined by dividing the original issuance price by the then–applicable conversion price. The Preferred Stock may also be converted into Common Stock upon the vote of a majority of the then–outstanding shares of Preferred Stock, voting as a single class, or in the event of a qualified initial public offering of the Company’s securities, as defined. As of December 31, 2021, each share of Series A-1, A-1-2, A-1-3, A-1-4 and A-1-5 Preferred Stock was convertible into one share of Common Stock.

Dividends. The holders of Preferred Stock are entitled to receive annual, non–cumulative dividends equal to 6% of the original issue price of the respective series of Preferred Stock, when and if declared by the Board of Directors. Such dividends are payable prior and in preference to any dividends that may be declared or paid on shares of Common Stock. Additional dividends, if declared in any calendar year, are payable ratably on the Common Stock and Preferred Stock. To date, no dividends have been declared by the Board of Directors.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily, the holders of Preferred Stock are entitled to receive on a pari passu basis, prior and in preference to any distributions to the holders of Common Stock, an amount per share equal to the greater of either (i) the respective original issue price of each series of Preferred Stock, plus any declared and unpaid dividends, or (ii) the amount per share that would have been payable had all shares of the respective series of Preferred Stock been converted into Common Stock immediately prior to the liquidation event. Thereafter, the remaining available proceeds shall be distributed to the holders of Common Stock, pro rata based on the number of shares held by each such holder of Common Stock. In the event the amount to be distributed to the holders of Preferred Stock is insufficient to permit the full payment of the preferential amount, then the amount legally available for distribution shall be distributed pro rata, on a pari passu basis, to the holders of Preferred Stock.

Voting Rights and Board of Directors. The holders of Preferred Stock are entitled to vote on all matters in which the Common Stock is entitled to vote. The holders of each share of Preferred Stock shall have the right to the number of votes equal to the number of shares of Common Stock into which such Preferred Stock is then convertible in to.

The holders of Preferred Stock, voting as a separate class, shall be entitled to elect three directors and the holders of Common Stock and Preferred Stock, voting together as a separate class, shall be entitled to elect two directors.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

10.       STOCKHOLDERS’ EQUITY (continued)

The holders of Preferred Stock are entitled to customary protective provisions and the Company is prevented from taking certain actions, so long as at least 1,000,000 shares of Preferred Stock are outstanding, without the affirmative vote of the holders of Preferred Stock. The approval of holders of a majority of the Preferred Stock, voting together as a single class, and the approval of holders of a majority of the Series A-1 Preferred Stock is required for approval. On substantially all matters, a majority of the then outstanding Preferred Stock and Common stock, voting together as a single class, on an as–converted basis, is required for approval.

Right of First Offer. In connection with Preferred Stock financings, the Company has granted to each major investor, as defined, a right of first offer to purchase their pro rata share of future sales by the Company of Preferred Stock or Common Stock, or securities convertible therefor.

11.       STOCK OPTION PLAN

In 2018, the Company adopted the 2018 Stock Plan (“Plan”) which authorizes the Company’s Board of Directors to grant incentive stock options (“ISOs”) or non–qualified stock options (“NQSOs”) to employees, directors and consultants. Options are generally granted at fair market value, have a term of up to ten years and are exercisable at such times and under such conditions as determined by the Board of Directors. Options generally vest at the rate of 25% on the one–year anniversary of the vesting commencement date and ratably over the next 36 months. At December 31, 2021, the total number of shares authorized under the Plan was approximately 10,324,672 of which 3,730,767 shares were available for future grant.

A summary of activity under the Plans is as follows:

	Options Available	Options Outstanding	Weighted Average Exercise Price
Balance as of January 1, 2020	908,239	653,917	$3.12
Granted	(834,205)	834,205	1.19
Exercised	—	(96,626)	1.31
Forfeit or canceled	165,369	(165,369)	1.55
Balance as of December 31, 2020	239,403	1,226,127	$2.38

Additional Shares Authorized	8,368,473	—	—
Granted	(6,848,614)	6,848,614	0.59
Exercised	—	(13,730)	1.45
Forfeit or canceled	1,971,505	(1,937,130)	0.99
Balance as of December 31, 2021	3,730,767	6,123,881	$0.76

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

11.       STOCK OPTION PLAN (continued)

The following table summarizes information about stock options outstanding as of December 31:

	Options Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
2020	1,226,127	8.874	$2.38
2021	6,123,881	8.593	$0.76

The Company has estimated the fair value of its options at the date of grant using the Black–Scholes option–pricing model using the following assumptions:

Old Series	Conversion Rate	New Series

Risk–free interest rate (1)	1.04%	0.42%
Dividend yield (2)	0%	0%
Weighted average expected life (3)	5.55%	5.87%
Expected volatility (4)	59.41%	57.04%

1.	Risk–Free Interest Rate – the risk–free interest rate is based on the observed interest rate of the U.S. Treasury yield for a term consistent with the expected life of the underlying option awards in effect on the date of grant.
2.	Dividend Yield – the Company does not currently pay dividends and has no plans to do so in the future; therefore, the Company has assumed a dividend yield of zero.
3.	Expected Term – the Company estimates the expected life of options granted based on the average of the weighted average vesting term and the contractual life of the option, which the Company believes is representative of future behavior.
4.	Volatility – the Company estimates the expected volatility of its share price based on an evaluation of share prices for a representative set of publicly traded companies that operate within its primary industry.

The weighted average fair value of options granted during the years ended December 31, 2021 and 2020, was $5,538,482 and $459,770, respectively. The total fair value of shares vested during the years ended December 31, 2021 and 2020 were $1,872,855 and $352,046, respectively.

Total compensation expense for the years ended December 31, 2021, and 2020, was $1,937,914 and $610,872, respectively. On December 31, 2021, total compensation cost related to non–vested awards granted or modified that has not been recognized totaled $2,501,997. This compensation cost will be recognized over approximately 3 years.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

12.       COMMITMENTS

Operating Leases

The Company leases its operating facilities throughout the U.S. and Europe under non–cancellable operating lease agreement, which expire at various dates throughout 2023. The leases include options to renew for additional one–year periods or on a month–to–month basis and generally require the Company to pay property taxes, insurance, and normal maintenance costs.

Future minimum lease payments under non–cancellable operating lease agreements for each of the years ended December 31, 2022, and 2023, are estimated to be $569,975 and $54,325, respectively.

Rent expense for the years ended December 31, 2021, and 2020 was $832,871 and $1,357,908, respectively.

13.       INCOME TAXES

The Company is subject to federal and state taxes. Therefore, the consolidated financial statements reflect the income tax results for the combined group.

No provision for income taxes was required for the years ended December 31, 2021 and 2020, except for various minimum state and local income taxes, which totaled $1,164 and $6,094 for the years ended December 31, 2021 and 2020, respectively.

The components of the Company’s net deferred tax assets at December 31, 2021 and 2020 are as follows:

	2021	2020
Deferred tax assets (liabilities)
Net operating loss carryforward	$26,246,354	$20,230,545
Accrual to Cash	32,564	—
Accrued legal fee	377,740	126,464
Accrued PTO	10,442	—
Charitable Contributions	10,860	—
Depreciation/Amortization expense	948,881	337,889
Stock compensation	336,846	158,290
Other	(943,037)	(691,932)
Total Deferred Tax Assets	27,020,650	20,161,256
Less: Valuation Allowance	(27,020,650)	(20,161,256)
Net deferred tax assets	$—	$—

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

13.       INCOME TAXES (continued)

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets may not be realized. As of December 31, 2021 and 2020, the Company had a valuation allowance of $27,020,650 and $20,161,256, respectively. As of December 31, 2021, the Company had income taxes payable of $7,258 and had estimated net operating loss carryforwards of $103,362,629 and $89,886,124 for federal and state income tax purposes, respectively. Any federal net operating loss created on and after January 1, 2018 will be carried forward indefinitely.

There were no R&D Credit carryforwards for the years ended December 31, 2021.

The Tax Reform Act of 1986 limits the use of net operating loss carryforwards in certain situations where changes occur in the stock ownership of the Company. In the event the Company has a change of ownership, as defined, utilization of the stated amount of net operating loss carryforwards could be limited.

The Company would classify interest and penalties related to uncertain tax provisions in income tax expense, if applicable. There was no interest expense or penalties related to unrecognized tax benefits recorded through December 31, 2021.

14.       LITIGATION AND OTHER CLAIMS

The Company is subject to various claims and legal proceedings that arise in the ordinary course of business and has been named in various lawsuits such as those related to use of the Company’s Vehicles and in certain matters involving California Labor Code violations and the classification of individuals as independent contractors rather than employees.

Management monitors developments in claims and legal proceedings that could affect the amount of the provisions for losses and the disclosures that have been reported in the Company’s financial statements and makes adjustments to the provisions for losses and/or changes to its disclosures to reflect the impact of ongoing negotiations, settlements, rulings and the advice of legal counsel. Significant judgment is required to determine both the probability and the estimated amount of any potential losses and many of the legal proceedings are early in the discovery stage and unresolved. However, based on an assessment by the Company’s legal counsel, the probability the company will incur a loss is more likely than not for certain of these matters.

As of December 31, 2021 and 2020, the Company has accrued $1,500,000 and $1,000,000, respectively, for the estimated costs associated with resolving these matters. The Company and management are not currently aware of any other legal proceedings, individually or in the aggregate, that would be deemed to be material to the Company’s financial condition or results of operations.

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WHEELS LABS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2021 and 2020

15.       SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 26, 2022, which is the date that the consolidated financial statements were available to be issued.

In March 2022, the Company’s Board of Directors approved a subordinated secured convertible note financing. Under the terms of the financing, the Company may issue subordinated secured convertible notes to new and existing investors for up to an aggregate of $15,000,000 in cash. Through June 22, 2022, the Company issued $7,218,577 of subordinated secured convertible notes, net of issuance costs of $144,851, to new and existing investors. The notes bear interest at the rate of 10% per annum and all outstanding principal and interest is due on the 180th day after the issuance date of each such note. The notes are convertible into shares of the Company’s Series A–1 Preferred Stock or a future series of Preferred Stock in which the Company raises at least $10 million of new money for the sale thereof. Each purchaser of a note also received a warrant to purchase the number of shares equal to 40% of the note principal amount of the same security into which the note converts, at an exercise price of $0.01 per share. Warrants to purchase a total of 1,669,623 shares of Series A-1 Preferred Stock in connection with the sale of the subordinated secured convertible notes.

 23